UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

BIP Ventures Evergreen BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56550	93-6632897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3575 Piedmont Rd NE Building 15, Suite 730 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 410-6476

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

BIP Ventures Evergreen BDC Portfolio Update

On April 30, 2025, BIP Ventures Evergreen BDC (the “Company”) distributed a summary of its investment portfolio as of March 31, 2025, to existing shareholders in preparation for the BIP Ventures Investor Event, which was held on May 1, 2025. A summary of the investment portfolio as of March 31, 2025, is being furnished as below.

				March 31, 2025
Investment	Industry	Security Type	Interest Rate	Cost	Fair Value
Integrative Life Network, LLC	Healthcare	Common stock	N/A	$796,904	$796,904
Korio, Inc.	Healthcare	Preferred stock	N/A	3,500,000	3,500,000
Kythera Labs, Inc.	Healthcare	Senior secured convertible note	12%	4,250,000	4,250,000
Mediafly, Inc.	Enterprise SaaS	Senior secured convertible note	10%	48,500,000	57,254,506
Peregrine Health, Inc.	Healthcare	Preferred stock and common stock warrants	N/A	8,585,000	8,585,000
Pointivo, Inc.	Software Tools	Senior secured convertible note	10%	1,500,000	2,036,775
CareSave Technologies, Inc. (d/b/a ShiftMed)	Technology-Enabled Marketplace	Preferred stock	N/A	11,999,481	19,139,257
			Totals	$79,131,385	$95,562,442

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIP Ventures Evergreen BDC

Date: May 5, 2025	By:	/s/ Mark Buffington
Mark Buffington
Chairman of the Board and Chief Executive Officer

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